UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       March 11, 2005

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

     Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective as of March 11, 2005, Sun Healthcare Group, Inc. ("Sun") appointed L. Bryan Shaul as Sun's principal financial officer. Mr. Shaul has served as Sun's Executive Vice President and Chief Financial Officer since February 14, 2005. Jennifer L. Botter, who has served and continues to serve as Sun's Senior Vice President, Corporate Controller and principal accounting officer, was Sun's principal financial officer from December 3, 2004 to March 10, 2005. A description of Mr. Shaul's business experience and employment agreement can be found in Sun's Annual Report on Form 10-K for the year ended December 31, 2004 under "Item 10 - Directors and Executive Officers of the Registrant" and "Item 11 - Executive Compensation," respectively.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  March 14, 2005

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